Exhibit 1.01

CONFLICT MINERALS REPORT OF KIMBALL INTERNATIONAL, INC.
For the reporting period from January 1, 2015 to December 31, 2015
As used herein, the terms “Company,” “Kimball,” “we,” “us,” or “our” refer to Kimball International, Inc., the Registrant, and its subsidiaries.
This Conflict Minerals Report (the “Report”) of Kimball International, Inc. has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), for the reporting period January 1, 2015 to December 31, 2015. Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals”, are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of our operations manufacture, or contract to manufacture, products, and the Conflict Minerals are necessary to the functionality or production of those products.
Description of the Company's Products Covered by this Report
Kimball provides furniture for the office and hospitality industries.
This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015. The Company's products that contain Conflict Minerals and are covered by this Report are referred to collectively as the “Covered Products.” The Covered Products include the following:

•	Office and hospitality furniture including casegoods, benching solutions, desks and tables

•	Office furniture collaborative workstations and contemporary cubicle systems

•	Office furniture seating

•	Office furniture accessories
Reasonable Country of Origin Inquiry
During calendar year 2015, we conducted a good faith, reasonable country of origin inquiry regarding the Conflict Minerals by submitting surveys to 43 of our direct suppliers using the EICC/GeSI Conflict Minerals Reporting Template. This good faith reasonable country of origin inquiry was designed to determine whether any of the Conflict Minerals originated from the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.
Our reasonable country of origin inquiry included:

•	Assessing our products to determine the list of Covered Products;

•	Identifying our direct suppliers who may contribute necessary Conflict Minerals for the Covered Products;

•
Conducting a supply-chain survey with those direct suppliers using the EICC/GeSI Conflict Minerals Reporting Template to determine if the products purchased from them contain Conflict Minerals, and if so, identifying the smelters and refiners who contribute refined Conflict Minerals to our Covered Products; and

•	Reviewing the supply-chain surveys received from direct suppliers.
The Company's Due Diligence Process
Kimball has an internal Conflict Minerals compliance team including representatives from global procurement, manufacturing, finance, and legal, with overall support from executive leaders. The compliance team has conducted internal training sessions as needed to educate internal personnel on the requirements of the Conflict Minerals regulations.
In February, 2013, we adopted a Conflict Minerals policy which incorporates the standards and recognized due diligence framework set forth in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Second Edition including related Supplements (“OECD Framework”). Our policy, which can be found on our Company website under the “Investor

Information” tab at www.kimball.com/ConflictMinerals.aspx, states that we are committed to ethical practices and compliance with all applicable laws and regulations. We encourage our suppliers to source materials from socially responsible sub-tier suppliers and manufacturers and to assist us in complying with the SEC regulations by providing chain of custody declarations to verify the origin of the conflict minerals contained in our products. Our policy further states that we will work with our suppliers and our customers (where the supply chain has been established by our customer) to seek remedies for non-compliance. We maintain internal non-compliance guidelines for addressing those suppliers who do not respond to our request for information.
Our supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. In this regard, we do not purchase Conflict Minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers, many of whom are not obligated to file a Conflict Minerals report, to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, we believe that the smelters and refiners of the Conflict Minerals are best situated to identify the source of Conflict Minerals, and therefore have taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company's supply chain.
Due Diligence Measures
We exercised due diligence on the source and chain of custody of the Conflict Minerals. We strive to conform our due diligence measures to the OECD Framework for each of the conflict minerals, as follows:
Step 1: Establish strong company management systems

•	Established a cross-functional conflict minerals team including representatives from global procurement, manufacturing, finance, and legal;

•	Adopted a conflict minerals policy statement that is published on our Company’s website;

•	Communicated to and educated internal management and our suppliers about our Company’s Conflict Minerals policy and required supply chain due diligence; and

•	Provided a reporting mechanism to enable reporting of concerns with the Company’s supply chain.
Step 2: Identify and assess risks in the supply chain

•
Surveyed suppliers providing production materials, components and finished goods to the Company that may contain the identified conflict minerals using the EICC/GeSI Conflict Minerals Reporting Template; and

•	Reviewed survey responses received from suppliers, assessed those responses, and followed up on the information gathered.
Step 3: Design and implement a strategy to respond to identified risks

•	Communicated with suppliers as needed to gather further information needed to clarify risks identified in the survey responses;

•	Followed up with direct suppliers who did not respond to the survey or who provided incomplete information;

•
Compared the smelters and refiners identified by direct suppliers via the supply-chain survey against the list of smelter facilities which have received a “conflict free” designation on the EICC/GeSI Conflict Free Smelter (CFS) program's list by participating in an independent third party smelter audit; and

•	Shared the Company’s Conflict Minerals policy with suppliers.
Step 4: Carry out independent third-party audit of smelter/ refiner due diligence practices
Because the Company is far down-stream from the smelters and refiners that may provide conflict minerals, we do not conduct audits or assessments of any smelters or refiners. We rely on cross-industry initiatives such as those led by EICC and GeSI, including the Conflict-Free Smelter Program.
Step 5: Report annually on supply chain due diligence
The Company files a Form SD and a Conflict Minerals Report with the SEC as required and maintains a copy of both on its website under Investor Information and SEC Filings.
As part of our due diligence efforts, we surveyed 43 direct suppliers who potentially contribute necessary Conflict Minerals for the Covered Products. Of those surveyed, 38 direct suppliers responded to the survey, representing approximately 99% of total procurement activity (dollar spend) of those suppliers.
Our efforts to determine the mines or location of origin with the greatest possible specificity included the use of the due diligence measures described above. Because we did not receive sufficient information from suppliers and other sources during our due diligence process, we were unable to identify all of the facilities used to process those necessary Conflict Minerals or their country of origin.

We expect to take the following steps, among others, to improve our due diligence measures:

•	Include provision in new supplier contracts requiring them to comply with the Rule and with our survey and compliance efforts;

•	Continue to educate new suppliers of our Conflict Minerals policy and the information required from them in order for the Company to make an accurate filing; and

•	Continue to engage with suppliers to obtain current, accurate and complete information about the supply chain.
Forward Looking Statements
This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.  Forward-looking statements include, among other things, statements regarding steps we expect to take to improve our due diligence process.  All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; or lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities). Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the fiscal year ended June 30, 2015 and other filings with the Securities and Exchange Commission.

ANNEX I

SMELTERS AND REFINERS REPORTED IN THE COMPANY'S SUPPLY CHAIN AS OF DECEMBER 31, 2015

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asahi Refining Canada Limited	CANADA	CID000924

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	CID000228
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Alpha	UNITED STATES	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	An Thai Minerals Company Limited	VIET NAM	CID002825
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner	Smelter Identification
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649